Exhibit 10.2

CONFIDENTIAL SEPARATION AGREEMENT AND
GENERAL RELEASE OF ALL CLAIMS

This Confidential Separation Agreement and General Release of All Claims (“Agreement”) is made by and between Trupanion Managers USA, Inc. (“Company”) and [Executive Officer] (“Team Member”) effective as of [Date] with respect to the following facts:

A. Team Member has been employed by Company since [Date].

B. Team Member’s employment was terminated effective [Date] (the “Separation Date”).

THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed by and between the undersigned as follows:

1. Separation of Employment. Team Member’s employment with Company is terminated, pursuant to the Employment Agreement, by Company, effective on the Separation Date.

2. Severance Payments.

(a) Severance Payment. In exchange for the promises and covenants set forth herein, Company agrees to provide Team Member with a severance benefit in the gross amount of $[●] (equivalent to [●] weeks of separation pay based on [●]) subject to standard payroll deductions and withholdings (“Severance Payment”). Severance Payment shall be paid in one lump sum in the next scheduled pay period.

(b) Full Satisfaction. Team Member acknowledges and agrees that the Severance Payment constitutes adequate legal consideration for the promises and representations made by Team Member in this Agreement, including Team Member’s agreement to release all of Team Member’s Claims and to enter into the Confidentiality Agreement.

3. Medical Insurance. Company will provide Team Member with a medical insurance benefit in the amount of $[●] (equivalent to continuing Team Member’s current medical insurance through COBRA for [●] month(s), based on current monthly premiums) subject to standard payroll deductions and withholdings. Medical insurance payments will be paid in a lump sum with severance payment. Team Member will be responsible for registering for COBRA and paying monthly premiums to continue coverage. If Team Member is re-hired by Trupanion before the full Medical Insurance benefit is met, any remaining medical insurance benefit payments will be forfeited.

4. Equity Awards. Team Member was previously granted and as of the Separation Date holds the following outstanding equity awards, which will receive the treatment set forth below:

(a) Outstanding Options. [List vested and unvested amounts, and describe treatment]

(b) Outstanding RSUs. [List unvested amounts and describe treatment]

5. Unemployment Benefits. Company will not contest unemployment insurance claims.

6. 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as severance pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a separation of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by you on account of non-compliance with Section 409A.

7. General Release of Claims by Team Member.

(a) Team Member unconditionally, irrevocably and absolutely releases and discharges Company, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of Company, past and present, as well as Company’ Team Members, officers, directors, agents, stockholders, contractors, successors and assigns (collectively, “Released Parties”), from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, Team Member’s employment with Company, Team Member’s ownership of Company, the separation of Team Member’s employment, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Team Member’s employment with Company or Team Member’s status as a holder of equity in the Company. This release is intended to have the broadest possible application and includes, but is not limited to, any securities- related claims and any claims for breach of contract, wrongful separation, defamation, employment discrimination, harassment, retaliation, and any other tort, contract, common law, constitutional or other statutory claims arising under local, state or federal law, including, but not limited to alleged violations of the federal Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, Washington Law Against Discrimination in Employment, Americans with Disabilities Act, Age Discrimination in Employment Act of 1967, as amended, Washington Age Discrimination Law and all claims for attorneys’ fees, costs and expenses. Team Member expressly waives Team Member’s right to recovery of any type, including damages or reinstatement, in any administrative or court action, whether state or federal, and whether brought by Team Member or on Team Member’s behalf, related in any way to the matters released herein. However, this General Release is not intended to bar any claims that, by statute, may not be waived such as claims for workers’ compensation benefits, unemployment insurance benefits and any challenge to the validity of Team Member’s release of claims under the Age Discrimination in Employment Act of 1967, as amended, as set forth in this Agreement. Further, this general release is not intended to release or otherwise modify Team Member’s indemnification rights or rights as an insured under any of the Company’s insurance policies.

(b) Team Member acknowledges that Team Member may discover facts or law different from, or in addition to, the facts or law that Team Member knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

(c) Team Member declares and represents that Team Member intends this Agreement to be complete and not subject to any claim of mistake, that the release herein expresses a full and complete release of all claims known and unknown, suspected and unsuspected and that, regardless of the adequacy or inadequacy of the consideration, Team Member intends the release herein to be final and complete. Team Member has been afforded an opportunity to be represented by counsel on this matter and has either done so or declined to do so, in Team Member’s sole discretion. Team Member executes this release with the full knowledge that this release covers all possible claims against the Released Parties, to the fullest extent permitted by law.

(d) Team Member represents and agrees by signing below that Team Member has received the appropriate pay for all hours worked for Company and has no known workplace injuries. Any final bonuses earned by Team Member will be calculated and paid out according to Trupanion’s standard bonus calculation and payroll timelines. Other than the consideration set forth in this Agreement and final bonuses, Team Member further affirms that Team Member has been paid and/or has received all leave (paid or unpaid), compensation, wages, to which Team Member may be entitled and that no other leave (paid or unpaid), compensation, wages, are due to Team Member, except as provided in this Agreement.

8. Representation Concerning Filing of Legal Actions. Team Member represents that, as of the date of this Agreement, Team Member has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against Company or any of the other Released Parties in any court or with any governmental agency.

9. Confidentiality and Return of Company Property.

(a) Confidential Separation Information. Team Member agrees that the terms and conditions of this Agreement, as well as the discussions that led to the terms and conditions of this Agreement (collectively referred to as the “Confidential Separation Information”) are intended to remain confidential between Team Member and Company. Team Member further agrees that Team Member will not disclose the Confidential Separation Information to any other persons, except that Team Member may disclose such information to Team Member’s immediate family members and to Team Member attorney(s) and accountant(s), if any, to the extent needed for legal advice or income tax reporting purposes. When releasing this information to any such person, Team Member shall advise the person receiving the information of its confidential nature. Neither Team Member nor anyone to whom the Confidential Separation Information has been disclosed will respond to, or in any way participate in or contribute to, any public discussion, notice or other publicity concerning the Confidential Separation Information. Without limiting the generality of the foregoing, Team Member specifically agrees that neither Team Member, Team Member’s immediate family, Team Member’s attorney nor Team Member’s accountant, if any, shall disclose the Confidential Separation Information to any current, former or prospective Team Member of Company. Nothing in this section will preclude Team Member from disclosing information required in response to a subpoena duly issued by a court of law or a government agency having jurisdiction or power to compel such disclosure, or from giving full, truthful and cooperative answers in response to a duly issued subpoena.

(b) Non-Disclosure Agreement/Confidential or Proprietary Information. Team Member also agrees that Team Member will not use, remove from Company’s premises, make unauthorized copies of or disclose any confidential or proprietary information of Company or any affiliated or related entities, including but not limited to, their trade secrets, copyrighted information, customer lists, any information encompassed in any research and development, reports, work in progress, drawings, software, computer files or models, designs, plans, proposals, marketing and sales programs, financial projections, and all concepts or ideas, materials or information related to the business or sales of Company and any affiliated or related entities that has not previously been released to the public by an authorized representative of those companies.

(c) Continuing Obligations. Team Member understands and agrees that the Confidential Information, Inventions, Nonsolicitation and Noncompetition Agreement (the “Confidentiality Agreement”) that Team Member and Trupanion Managers USA, Inc. previously executed will survive the separation of Team Member’s employment. The Confidentiality Agreement is attached to this Agreement as Exhibit A. Team Member agrees to abide by such surviving provisions of Confidentiality Agreement, including but not limited to non-solicitation, noncompetition and nondisclosure of Company’s confidential and proprietary information. [List specific confidential information as applicable.]

(d) Return of Company Property. By signing this Agreement Team Member represents and warrants that Team Member will have returned to Company on or before the Separation Date, all Company property, including all confidential and proprietary information, and all materials and documents containing trade secrets, including notebooks, and copyrighted materials, including all copies and excerpts of the same.

10. Enforcement. If Team Member breaches this Agreement, Company will no longer be responsible for, and will immediately cease, providing the Severance Payment described in Section 2 above.

11. No Other Severance Benefits. Team Member acknowledges and agrees that the Severance Payment provided pursuant to this Agreement are in lieu of any other severance benefits and/or severance plan or practice.

12. Non-disparagement. The parties agree that, in addition to any ongoing obligations of Team Member pursuant to Team Member’s previously executed Confidential Information, Inventions, Nonsolicitation and

Noncompetition Agreement with the Company (the “Confidentiality Agreement”), which contains numerous restrictions on Team Members activities following the Separation Date, Team Member will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputations, practices or conduct of the Company or any of the other Released Parties.

13. No Admissions. By entering into this Agreement, Company and the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct or unlawful employment practice. It is understood that this Agreement is not an admission of liability, but is in compromise of potential and/or disputed claims that remain untested; that there has been no trial or adjudication of any issue of law or fact herein; and that Company denies any liability and intends merely to avoid litigation and expense by entering into this Agreement. The parties further agree that neither this Agreement nor any terms hereof shall be admissible in any other nor future proceedings involving either party, except an action to enforce or interpret this Agreement.

14. Duty to Cooperate. Team Member agrees to cooperate with the Company and its attorneys in connection with any investigation and/or lawsuit. “Cooperate” includes (1) being reasonably available for interviews, meetings, depositions and/or trial without the need for subpoena by the Company and (2) providing all documents in Team Member’s possession that relate to the investigation or lawsuit. Team Member shall provide such cooperation without any additional compensation (other than reimbursement for reasonably incurred associated expenses. Further, Team Member agrees to promptly notify the Company’s General Counsel in the event Team Member is contacted by a third part or receives a subpoena in connection with any potential or actual lawsuit involving the Company.

15. Older Workers’ Benefit Protection Act. This Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f). Team Member is advised to consult with and/or has consulted with an attorney before executing this Agreement.

(a) Acknowledgments/Time to Consider. Team Member acknowledges and agrees that (a) Team Member has read and understands the terms of this Agreement; (b) Team Member has been advised in writing to consult with an attorney before executing this Agreement; (c) Team Member has obtained and considered such legal counsel as Team Member deems necessary; (d) Team Member has been given twenty-one (21) days to consider whether or not to enter into this Agreement (although Team Member may elect not to use the full 21 day period at Team Member’s option); and (e) by signing this Agreement, Team Member acknowledges that Team Member does so freely, knowingly, and voluntarily.

(b) Preserved Rights of Team Member. This Agreement does not waive or release any rights or claims that Team Member may have under the Age Discrimination in Employment Act that arise after the execution of this Agreement. In addition, this Agreement does not prohibit Team Member from challenging the validity of this Agreement’s waiver and release of claims under the Age Discrimination in Employment Act of 1967, as amended.

16. Full Defense. This Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by Team Member in breach hereof.

17. Severability. In the event any provision of this Agreement shall be found unenforceable by an arbitrator or a court of competent jurisdiction, the provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that Company shall receive the benefits contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted and the validity and enforceability of the remaining provisions shall not be affected thereby.

18. Applicable Law. The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the United States of America and the state of Washington.

19. Binding on Successors. The parties agree that this Agreement shall be binding on, and inure to the benefit of, Company and its successors and/or assigns.

20. Entire Agreement; Modification. This Agreement, including the surviving provisions of Employment Agreement and the Confidentiality Agreement, herein incorporated by reference, together with the RSU Agreement, is intended to be the entire agreement between the parties and supersedes and cancels any and all other and prior agreements, written or oral, between the parties regarding this subject matter. It is agreed that there are no collateral agreements or representations, written or oral, regarding the terms and conditions of Team Member’s separation of employment with Company and settlement of all claims between the parties other than those set forth in this Agreement. This Agreement may be amended only by a written instrument executed by all parties hereto.

21. Good Faith. The parties agree to do all things necessary and to execute all further documents necessary and appropriate to carry out and effectuate the terms and purposes of this Agreement.

THE PARTIES TO THIS CONFIDENTIAL AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

Dated: ___________________________
By: ___________________________
[Executive Officer]

Trupanion Managers USA, Inc.
Dated: ___________________________
By: ___________________________
Name:
Its: